Exhibit 31.2

CERTIFICATIONS OF CFO PURSUANT TO RULE 13a-14(a) OR RULE 15d-14(a)

I, John F. Moynahan, certify that:

1.	I have reviewed this quarterly report on Form 10-Q of Who’s Your Daddy, Inc.;

2.
Based on my knowledge, this report does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this report;

3.
Based on my knowledge, the financial statements, and other financial information included in this report, fairly present in all material respects the financial condition, results of operations and cash flows of the smaller reporting company as of, and for, the periods presented in this report;

4.
The smaller reporting company’s other certifying officer(s) and I are responsible for establishing and maintaining disclosure controls and procedures (as defined in Exchange Act Rules 13a-15(e) and 15d-15(e)) and internal control over financial reporting (as defined in Exchange Act Rules 13a-15(f) and 15d-15(f)) for the smaller reporting company and have:

(a)
Determined that disclosure controls and procedures need to be strengthened to ensure that material information relating to the small business issuer, including its consolidated subsidiaries, is made known to us by others within those entities, particularly during the period in which this report is being prepared.  We have reviewed all relevant transactions for the period being reported and are satisfied that the reports presented herein are materially correct as presented;

(b)
Reviewed transactions during the periods presented to provide reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with generally accepted accounting principles. We intend to design such internal control over financial reporting, or cause such internal control over financial reporting to be designed under our supervision to provide reasonable assurance regarding the reliability of financial reporting;

(c)
Evaluated the effectiveness of the smaller reporting company’s disclosure controls and procedures and presented in this report our conclusions about the effectiveness of the disclosure controls and procedures, as of the end of the period covered by this report based on such evaluation; an

(d)
Disclosed in this report any change in the smaller reporting company’s internal control over financial reporting that occurred during the smaller reporting company’s most recent fiscal quarter (the smaller reporting company’s fourth fiscal quarter in the case of an annual report) that has materially affected, or is reasonably likely to materially affect, the smaller reporting company’s internal control over financial reporting; and

5.
The smaller reporting company’s other certifying officer(s) and I have disclosed, based on our most recent evaluation of internal control over financial reporting, to the smaller reporting company’s auditors and the audit committee of the smaller reporting company’s board of directors (or persons performing the equivalent functions):

(a)
All significant deficiencies and material weaknesses in the design or operation of internal control over financial reporting which are reasonably likely to adversely affect the smaller reporting company’s ability to record, process, summarize and report financial information; and

(b)	Any fraud, whether or not material, that involves management or other employees who have a significant role in the smaller reporting company’s internal control over financial reporting.

Date: May 15, 2008

/s/ John F. Moynahan
Name: John F. Moynahan
Title: Chief Financial Officer